Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 29, 2019, Ready Capital Corporation, a Maryland corporation (the “Company” or “Ready Capital”) and ReadyCap Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ready Capital (“Merger Sub”), consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 7, 2018, with Owens Realty Mortgage, Inc., a Maryland corporation (“ORM”) pursuant to which ORM merged with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”).

Upon completion of the Merger and under the terms of the Merger Agreement, each outstanding share of common stock, par value $0.01 per share, of ORM (“ORM Common Stock”) (other than shares held by Ready Capital or Merger Sub or by any wholly owned subsidiary of Ready Capital, Merger Sub or ORM, which were automatically cancelled and retired and ceased to exist) was converted into the right to receive from Ready Capital 1.441 newly issued shares of common stock, par value $0.0001 per share, of Ready Capital (the “Ready Capital Common Stock”). No fractional shares of Ready Capital Common Stock were issued in the Merger, and the value of any fractional interests to which a former holder of ORM Common Stock is otherwise entitled was paid in cash.

The unaudited pro forma condensed combined balance sheet gives effect to the Merger based on the historical balance sheets of Ready Capital and ORM as of December 31, 2018.  The Ready Capital and ORM balance sheet information was derived from their audited balance sheets at December 31, 2018 that were included in their Annual Reports on Form 10-K for the year then ended, which were each filed with the SEC on March 13, 2019 and March 15, 2019, respectively.

The unaudited pro forma condensed combined statements of income is presented for the year ended December 31, 2018 based on the most recently completed fiscal year of Ready Capital and ORM.  The historical results of Ready Capital were derived from its audited consolidated statement of income for the year ended December 31, 2018 that was included in its Annual Report on Form 10-K for the year then ended, filed on March 13, 2019.  The historical results of ORM were derived from its audited consolidated statement of income for the year ended December 31, 2018 that was included in its Annual Report on Form 10-K for the year then ended, filed on March 15, 2019.

The adjustments for the unaudited pro forma condensed combined balance sheet as of December 31, 2018 assume the Merger was completed on that date.  The adjustments for the unaudited pro forma condensed combined statements of income for the year ended December 31, 2018 were prepared assuming the Merger was completed on January 1, 2018.  The pro forma adjustments are included only to the extent they are (i) directly attributable to the Merger, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the combined results.  The unaudited pro forma condensed combined financial information do not reflect the costs of any integration activities.

The following unaudited pro forma condensed combined financial information have been prepared for illustrative purposes only and have been adjusted to reflect certain reclassifications in order to conform to Ready Capital’s financial statement presentation.  The unaudited pro forma condensed combined financial information were prepared using the acquisition method of accounting for business combinations pursuant to ASC 805, Business Combinations, with Ready Capital considered the acquirer for accounting purposes.  The statements are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Ready Capital and ORM been combined during the specified periods.  The following unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above and other information relating to Ready Capital and ORM contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2018 and any subsequent Quarterly Reports on Form 10-Q.

The estimated fair values for the assets acquired and liabilities assumed are preliminary and are subject to change during the measurement period as additional information related to the inputs and assumptions used in determining the fair value of the assets and liabilities becomes available and may result in variances to the amounts presented in the unaudited pro forma condensed combined statements of income.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2018

	Ready Capital Corporation (Accounting Acquirer)	ORM (Accounting Acquiree)	ORM Financial Statement Reclass (B)		Pro Forma Merger Adjustments		Pro Forma Combined
(In Thousands)
Assets
Cash and cash equivalents	$54,406	$—	$1,014	a	$(10,000)	C1	$45,420
Cash, cash equivalents, and restricted cash	—	4,514	(4,514)	a			—
Restricted cash	28,921	—	3,500	a			32,421
Loans, net	1,193,392	141,204	—				1,334,596
Loans, held for sale, at fair value	115,258	—	—				115,258
Mortgage backed securities, at fair value	91,937	—	—				91,937
Loans eligible for repurchase from Ginnie Mae	74,180	—	—				74,180
Investment in unconsolidated joint ventures	33,438	—	2,139	e	5,416	C6	40,993
Derivative instruments	2,070	—	—				2,070
Servicing rights	120,062	—	—				120,062
Receivable from third parties	8,888	—	—				8,888
Other assets	63,234	417	1,105	b			60,017
			351	c
			2,697	d
			(7,787)	g
Interest and other receivables	—	1,105	(1,105)	b			—
Deferred financing costs	—	351	(351)	c			—
Deferred tax assets, net	—	2,697	(2,697)	d			—
Investment in limited liability company	—	2,139	(2,139)	e			—
Real estate acquired in settlement of loans, held for sale	—	34,094	22,549	f	18,062	C6	82,492
			7,787	g
Real estate held for investment	—	22,549	(22,549)	f			—
Assets of consolidated VIEs	1,251,057	—	—				1,251,057
Total Assets	$3,036,843	$209,070	$—		$13,478		$3,259,391
Liabilities
Secured borrowings	834,547	—	1,728	h			836,275
Lines of credit payable	—	1,728	(1,728)	h			—
Notes and loans payable on real estate	—	12,799					12,799
Securitized debt obligations of consolidated VIEs, net	905,367	—					905,367
Convertible notes, net	109,979	—					109,979
Senior secured notes, net	178,870	—					178,870
Corporate debt, net	48,457	—					48,457
Guaranteed loan financing	229,678	—					229,678
Contingent consideration	1,207	—					1,207
Liabilities for loans eligible for repurchase from Ginnie Mae	74,180	—					74,180
Derivative instruments	3,625	—					3,625
Dividends payable	13,346	1,697					15,043
Due to Manager	—	242	(242)	i			—
Accounts payable and other accrued liabilities	73,512	1,245	242	i			74,999
Total Liabilities	$2,472,768	$17,711	$—		$—		$2,490,479
Stockholders’ Equity
RC Common stock	3	—			1	C5	4
ORM Common stock	—	112			(112)	C5	—
RC Additional paid-in capital	540,478	—			50,562	C2	725,341
					182,438	C3
					(41,753)	C4
					111	C5
					(29,973)	C7
					23,478	C6
ORM Additional paid-in capital	—	182,438			(182,438)	C3	—
ORM Treasury stock		(41,753)			41,753	C4	—
RC Retained earnings (deficit)	5,272	—			(5,315)	C1	(43)
					29,973	C7	29,973
ORM Retained earnings (deficit)	—	50,562			(50,562)	C2
					(4,500)	C1	(4,500)
Accumulated other comprehensive income/ (loss)	(922)	—			—		(922)
Total common stockholders’ equity	544,831	191,359	—		13,663		749,853
Non-controlling interests	19,244	—			(185)	C1	19,059
					—	C7
Total Stockholders’ Equity	$564,075	$191,359	$—		$13,478		$768,912
Total Liabilities and Stockholders’ Equity	$3,036,843	$209,070	$—		$13,478		$3,259,391

	Ready Capital Corporation (Accounting Acquirer)	ORM (Accounting Acquiree)	ORM Financial Statement Reclass (B)	Pro Forma Merger Adjustments	Pro Forma Combined
	(In Thousands)
Common shares outstanding	32,105,112	8,482,880		12,223,830	44,328,942
Book value per common share	$16.97	$22.56			$16.92

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2018

(In Thousands, except share data)	Ready Capital Corporation (Accounting Acquirer)	ORM (Accounting Acquiree)	ORM Financial Statement Reclass (B)		Pro Forma Merger Adjustments		Pro Forma Combined
Interest income	$169,499	$12,281	$—		$919	C8	$182,699
Interest expense	(109,238)	(2,133)	—		—		(111,371)
Net interest income before provision for loan losses	$60,261	$10,148	$—		$919		$71,135
Provision for (recovery of) loan losses	(1,701)	239					(1,462)
Net interest income after provision for loan losses	$58,560	$10,387	$—		$919		$69,866
Non-interest income
Residential mortgage banking activities	59,852	—					59,852
Net realized gain on financial instruments	38,409						38,409
Net unrealized gain on financial instruments	4,853						4,853
Other income	5,586	386			151	C9	6,123
Income on unconsolidated joint venture	12,148	—					12,148
Servicing income, net	27,075	—					27,075
Gains on sales of real estate, net	—	4,611					4,611
Rental and other income from real estate properties	—	4,129					4,129
Total non-interest income	$147,923	$9,126	$—		$151		$157,200
Non-interest expense
Employee compensation and benefits	(56,602)						(56,602)
Allocated employee compensation and benefits from related party	(4,200)						(4,200)
Variable expenses on residential mortgage banking activities	(22,228)						(22,228)
Professional fees	(6,999)						(6,999)
Management fees — related party	(8,176)	(2,906)			321	C10	(10,761)
Incentive fees — related party	(1,143)						(1,143)
Loan servicing expense	(15,545)		(95)	m			(15,640)
Other operating expenses	(28,747)		(5,204)	j, k, l			(33,951)
Rental and other expenses on real estate properties	—	(3,859)					(3,859)
General and administrative expense	—	(3,389)	3,389	j			—
Depreciation and amortization	—	(762)	762	k			—
Impairment losses on real estate properties		(1,053)	1,053	l			—
Servicing fees to Manager	—	(95)	95	m			—
Total non-interest expense	$(143,640)	$(12,064)	$—		$321		$(155,383)
Income before provision for income taxes	$62,843	$7,449	$—		$1,391		$71,683
Provision for income (taxes) benefit	(1,386)	(560)	—				(1,946)
Net income	$61,457	$6,889	$—		$1,391		$69,737
Less: Net income attributable to non-controlling interest	2,199	—	—		35	C8 - C10	2,234
Net income attributable to common stockholders	$59,258	$6,889	$—		$1,356		$67,503
Earnings per common share — basic	$1.84	$0.79					$1.52
Earnings per common share — diluted	$1.84	$0.79					$1.52
Weighted-average shares outstanding
Basic	32,085,975	8,764,568			12,223,830		44,309,805
Diluted	32,102,184	8,764,568			12,223,830		44,326,014

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(A)                            Basis of Presentation

Under the terms of the Merger Agreement, in connection with the Merger, each outstanding share of ORM Common Stock was converted into the right to receive a number of shares of Ready Capital Common Stock determined by dividing Ready Capital’s adjusted book value per share by the ORM adjusted book value per share each as calculated at a time and pursuant to certain calculation principles set forth in the Merger Agreement (“Exchange Ratio”).

On March 29, 2019, the Company completed the acquisition of ORM, through a merger of ORM with and into a wholly owned subsidiary of the Company, in exchange for approximately 12.2 million shares of the Company’s common stock.  In accordance with the Merger Agreement, the number of shares of the Company’s common stock issued was based on an exchange ratio of 1.441 per share.  The total purchase price for the merger of $179.3 million consisted exclusively of the Company’s common stock issued in exchange for shares of ORM common stock and cash paid in lieu of fractional shares of the Company’s common stock, and was based on the $14.67 closing price of the Company’s common stock on March 29, 2019.  Upon the closing of the transaction, the Company’s historical stockholders owned approximately 72% of the combined company’s stock, while historical ORM stockholders owned approximately 28% of the combined company’s stock.

Calculation of Preliminary Estimated Total Consideration Transferred
(in thousands, except share and per share data)
ORM total stockholders’ equity at December 31, 2018		$191,359
Less: Merger transaction expenses — ORM	(4,500)
Less: Other changes in equity	(285)
Fair value adjustment to Real Estate Owned	18,062
Fair value adjustment to Investment in unconsolidated joint venture	5,416
ORM adjusted book value		$210,052

ORM shares outstanding at December 31, 2018	8,482,880
Exchange ratio	x	1.441
Shares issued	12,223,830
Market price as of March 29, 2019	x	14.67
Estimated total consideration transferred based on value of shares issued		$179,324
Total estimated bargain purchase gain		$30,728

Bargain purchase gain represents the excess of the fair value of the underlying net assets acquired and liabilities assumed over the total consideration transferred.  This determination of bargain purchase gain is preliminary and is subject to change when the evaluation is complete.

(B)                            Accounting Presentation and Policies

Financial Statement Reclassifications

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Ready Capital.  Certain balances from the consolidated financial statements of ORM were reclassified to conform the presentation to that of Ready Capital.

The following Balance Sheet reclassifications have been made from ORM’s balance sheet information derived from its audited balance sheet at December 31, 2018 that was included in its Annual Report on Form 10-K for the year then ended, which was filed with the Securities and Exchange Commission on March 15, 2019:

Assets:

a)                                     Reclassified Restricted cash out of Cash, cash equivalents, and restricted cash and into Restricted cash.

b)                                     Reclassified Interest and other receivables to Other Assets

c)                                      Reclassified Deferred financing costs to Other Assets

d)                                     Reclassified Deferred tax assets, net to Other Assets

e)                                      Reclassified Investment in limited liability company to Investment in unconsolidated joint ventures

f)                                       Reclassified Real Estate held-for-investment to Real Estate held for sale

g)                                      Reclassified Real Estate Owned from Other Assets to Real Estate held for sale

Liabilities:

h)                                     Reclassified Lines of credit payable to Secured borrowings

i)                                         Reclassified Due to Manager to Accounts payable and other accrued liabilities

The following Statement of Income reclassification have been made from ORM’s income statement information derived from its audited statement of operations for the year ended December 31, 2018 that was included in its Annual Report on Form 10-K for the years then ended, which was filed with the Securities and Exchange Commission on March 15, 2019:

Expenses:

j)                                        Reclassified General and administrative expense to Other operating expenses

k)                                     Reclassified Depreciation and amortization to Other operating expenses

l)                                         Reclassified Impairment losses on real estate properties to Other operating expenses

m)                                 Reclassified Servicing fees to Manager to Loan servicing expense

(C)                            Pro Forma Merger Adjustments

The unaudited pro forma combined balance sheet as of December 31, 2018 reflects the following adjustments:

C1)                            Adjustment relates to the recognition and payment of estimated one-time merger obligations and estimated total costs of $10.0 million including:

a)                                     transactions costs related to the Merger of $5.5 million paid by Ready Capital, the accounting acquirer, allocated $5.3 million to common stockholders and $0.2 million to Non-controlling interests;

b)                                     transaction costs related to the Merger of $4.5 million paid by ORM, the accounting acquiree

C2)                            Adjustment relates to the elimination of ORM historical accumulated retaining earnings of $50.6 million

C3)                            Adjustment relates to the elimination of ORM historical additional paid-in capital of $182.4 million

C4)                            Adjustment relates to the elimination of ORM historical treasury stock of $41.8 million

C5)                            Adjustment of $112 thousand to reflect elimination of ORM historical common stock, $0.01 par value, and issuance of new Ready Capital Common Stock, $0.0001 par value

C6)                            Adjustment of $18.1 million to the Real Estate held for sale to fair value balance and $5.4 million to the Investment in unconsolidated joint ventures balance.

C7)                            Adjustment relates to the bargain purchase gain of $30.7 million, allocated $30.0 million to common stockholders and $0.7 million to Non-controlling interests.

C8)                            Adjustment relates to the recognition of additional accretion of discount due to certain origination fees paid to the ORM Manager that would be retained by the Combined Company and amortized over the life of the loan.

C9)                            Adjustment relates to additional income for fees paid to the ORM Manager under the terms of the ORM Management Agreement that would be retained by the Combined Company under the Ready Capital Management Agreement.

C10)                     Adjustment relates to the impact (a reduction) of the management fees under Ready Capital Management Agreement and removal of ORM historical advisory fees.

Ready Capital believes, with the exception of the adjustment to the Real Estate Owned and Investment in unconsolidated joint venture balances indicated in C6, all ORM balance sheet accounts approximate fair value.  There is no tax impact relating to income items, as they are included in non taxable entities.